Exhibit 4.2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

PUREBASE CORPORATION

DUE: May 27, 2031

This Convertible Promissory Note (the “Note”) is a duly authorized and issued convertible promissory note (the “Note”) of PUREBASE CORPORATION, a Nevada corporation (the “Company”), which has been issued in accordance with exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to that certain Materials Extraction Agreement, dated May 27, 2021 (the “Agreement”), among the Company, US Mine, LLC, a California limited liability company (the “Holder”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Article I.

Section 1.1 Principal and Interest. FOR VALUE RECEIVED, the Company hereby promises to pay to the order of the Holder, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifty Million Dollars (US$50,000,000) on May 27, 2031 (the “Maturity Date”). The Company further promises to pay interest in cash on the unpaid principal amount of this Note at a rate per annum equal to 2.5%, commencing to accrue on the date hereof and payable on the Maturity Date or earlier conversion as provided herein. Interest will be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed.

Section 1.2 Conversion.

(a) The Holder may, in its sole discretion, determine to convert (each, a “Conversion”) the outstanding principal amount of this Note, together with accrued and unpaid interest due thereon (together, the “Outstanding Balance”), into shares of common stock (“Common Stock”) of the Company (the “Conversion Shares”) at the conversion rate of $0.43 per share (the “Conversion Price”); provided, however, that (i) up to fifty percent (50%) of the Outstanding Balance may be converted on or after such date (the “Listing Date”) as the Company is listed for trading on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or any other national securities exchange; (ii) up to an additional twenty-five percent (25%) of the Outstanding Balance may be converted on or after the six (6) month anniversary of the Trading Date; and (iii) the remainder of the Outstanding Balance may be converted on or after the twelve (12) month anniversary of the Trading Date. The number of Conversion Shares issuable upon a Conversion shall be determined by the quotient obtained by dividing (i) the outstanding principal amount of this Note plus accrued interest thereon on the conversion date for the Conversion by (ii) the Conversion Price. The calculation by the Company of the number of Conversion Shares to be received by the Holder upon conversion hereof, shall be conclusive absent manifest error. The Company shall not issue any fraction of a Conversion Share upon any such conversion; if the issuance would result in the issuance of a fraction of a Conversion Share, the Company shall round such fraction of a Conversion Share up to the nearest whole Conversion Share.

(b) To convert any portion of this Note into Conversion Shares on any date (an “Conversion Date”), the Holder shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 12:00 noon., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company and (ii) return this Note to the Company via a nationally recognized overnight delivery service (or provide an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the fifth trading day for the Common Stock following the date of receipt of an Conversion Notice, the Company shall cause its transfer agent to issue and deliver to the Holder at the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder, for the number of Conversion Shares to which the Holder shall be entitled. If the outstanding principal amount of this Note is greater than the principal portion being converted, then the Company shall as soon as practicable after receipt of this Note, at its own expense, issue and deliver to the Holder a new Note representing the outstanding principal amount not converted. Such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the principal amount remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the date of this Note, and (iv) shall have the same rights and conditions as this Note.

(c) The Holder shall not have rights as a shareholder of the Company with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Company with respect to the Conversion Shares as of the date of delivery to the Company of a completed Notice of Conversion.

(d) In the event that the Company shall, after the date of issuance of this Note: (i) pay a stock dividend or make a distribution in shares of its capital stock (whether shares of its Common Stock or of capital stock of any other class); (ii) subdivide its outstanding shares of Common Stock; (iii) combine its outstanding shares of Common Stock into a smaller number of shares; or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the number of shares issuable upon conversion of this Note shall be adjusted so that the Holder shall be entitled to receive the number of shares of capital stock of the Company which the Holder would have owned immediately following such action had this Note been converted immediately prior thereto, and the number of shares issuable upon conversion of this Note shall thereafter be subject to further adjustment pursuant to this Section. An adjustment made pursuant to this Section shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately upon the effective date in the case of a subdivision, combination or reclassification.

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If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or other assets or property (an “Organic Change”), then lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Conversion Shares of the Company immediately theretofore purchasable and receivable upon the conversion of this Note) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable by reason of the Conversion Shares and receivable assuming the full conversion of this Note. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustments of the conversion price and of the number of Conversion Shares purchasable and receivable upon the exercise of this Note) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. To the extent necessary to effect the foregoing provisions, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. In any event, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

Section 1.3 Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

Section 1.4 Security; Other Rights. The obligations of the Company to the Holder under this Note are unsecured. However, in addition to the rights and remedies given it by this Note and the Agreement, the Holder shall have all those rights and remedies allowed by applicable law.

Section 1.5 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of conversion of this Note, that number of shares of Common Stock equal to the number of Conversion Shares into which the Note is convertible based upon the Conversion Price.

Article II.

Section 2.1 Events of Default. Each of the following events shall constitute a default under this Note (each, an “Event of Default”):

(a)	failure by the Company to pay any outstanding principal amount and accrued but unpaid interest due on the Maturity Date;

(b)	the Company or any subsidiary of the Company shall: (i) make a general assignment for the benefit of its creditors; (ii) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (iii) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (iv) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (v) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (vi) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

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(c)	any case, proceeding or other action shall be commenced against the Company or any subsidiary of the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.1(b) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of sixty (60) days;

(d)	any material breach by the Company of any of its representations or warranties contained in this Note; or

(e)	any default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed by the Company under this Note which is not cured within ten (10) business days after receipt of written notice thereof.

If any Event of Default specified in Section 2.1(b) or Section 2.1(c) occurs, then the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of the Event of Default, shall become immediately due and payable without any action on the part of the Holder, and if any other Event of Default occurs, the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. All Notes for which the full amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company.

Article III.

Section 3.1 Covenants. So long as this Note shall remain in effect and until any outstanding principal and interest and all fees and all other expenses or amounts payable under this Note have been paid in full, unless the Holder shall otherwise consent in writing (such consent not to be unreasonably withheld), the Company shall:

(a)	Notice of Default. Promptly advise the Holder in writing of the occurrence of any Event of Default of which the Company is aware.

(b)	Entry into Certain Transactions. Not, directly or in directly, (i) liquidate, dissolve or wind up the Company; or (ii) amend, alter or repeal any provision of the Company’s Articles of Incorporation or Bylaws.

Article IV.

Section 4.1 Representations of the Company. The Company hereby represents and warrants to the Holder that:

(a)	The Company has the requisite corporate power and authority to enter into and perform its obligations under this Note, (ii) the execution and delivery of this Note by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors, and no further consent or authorization is required by the Company or its Board of Directors, (iii) this Note has been duly executed and delivered by the Company, (iv) this Note constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

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(b)	The execution, delivery and performance of this Note by the Company, and the consummation by the Company of the transactions contemplated hereby, will not (i) result in a violation of the Articles of Incorporation or bylaws (or equivalent constitutive document) of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), or results of operations of the Company.

(c)	There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or any subsidiary, wherein an unfavorable decision, ruling or finding would materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Note.

(d)	The Conversion Shares, when issued in accordance with the terms of this Note, shall be duly and validly authorized, fully paid and non-assessable.

Section 4.2 Representations of the Holder. The Holder hereby represents and warrants to the Company that:

(a)	Investment Purpose. The Holder is acquiring this Note, and, upon conversion of this Note, the Holder will acquire the Conversion Shares into which this Note may be converted (the Conversion Shares together with the Note, the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that by making the representations herein, such Holder reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities, or an available exemption under the Securities Act. The Holder agrees not to sell, hypothecate or otherwise transfer the Securities unless such Securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(b)	Accredited Investor Status. The Holder meets the requirements of at least one of the suitability standards for an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D under the Securities Act.

(c)	Investor Qualifications. The Holder was not formed for the specific purpose of acquiring this Note, is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, has full power and authority carry out the provisions hereof and thereof and to purchase and hold this Note.

(d)	Solicitation. The Holder is unaware of, is in no way relying on, and did not become aware of the offering of this Note through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of this Note and is not subscribing for this Note and did not become aware of the offering of this Note through or as a result of any seminar or meeting to which the Holder was invited by, or any solicitation of a subscription by, a person not previously known to the Holder in connection with investments in securities generally.

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(e)	Brokerage Fees. The Holder has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Note or the transaction contemplated hereby.

(f)	Knowledge and Experience. The Holder has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with this Note to evaluate the merits and risks of an investment in this Note and the Company and to make an informed investment decision with respect thereto.

(g)	Liquidity. The Holder has adequate means of providing for such Holder’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in this Note for an indefinite period of time, and after purchasing this Note the Holder will be able to provide for any foreseeable current needs and possible personal contingencies. The Holder must bear and acknowledges the substantial economic risks of the investment in this Note including the risk of illiquidity and the risk of a complete loss of this investment.

(h)	High Risk Investment. The Holder is aware that an investment in this Note, and upon conversion of this Note, the Conversion Shares, involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to, the purchase of this Note, and, upon conversion of this Note, the Conversion Shares.

(i)	Reliance on Exemptions. The Holder understands that this Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to acquire such securities.

(j)	Information. The Holder has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Holder requested and deemed material to making an informed investment decision regarding its purchase of this Note. The Holder has been afforded the opportunity to review such documents and materials and the information contained therein. The Holder has been afforded the opportunity to ask questions of the Company and its management. The Holder understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s and its subsidiaries’ business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Note or the Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Additionally, Holder understands and represents that it is purchasing this Note notwithstanding the fact that the Company and its subsidiaries, may disclose in the future certain material information Holder has not received, including the financial results of the Company and its subsidiaries for the current fiscal quarter. Neither such inquiries nor any other due diligence investigations conducted by such Holder shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained herein. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in this Note.
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(k)	No Other Representations or Information. In evaluating the suitability of an investment in this Note, the Holder has not relied upon any representation or information (oral or written) with respect to the Company or its subsidiaries, or otherwise, other than as stated in this Note or the Agreement.

(l)	No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or will pass on, or has made or will make, any recommendation or endorsement of this Note (or the Conversion Shares), or the fairness or suitability of the investment in this Note (or the Conversion Shares), nor have such authorities passed upon or endorsed the merits of the offering of this Note (or the Conversion Shares).

(m)	Transfer or Resale. The Holder understands that: (i) this Note, and, upon conversion of the Note, the Conversion Shares, have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. There can be no assurance that there will be any market for this Note or the Conversion Shares, nor can there be any assurance that this Note will be freely transferable at any time in the foreseeable future.

(n)	Legends. The Holder understands that the certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):
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NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(o)	Confidentiality. The Holder acknowledges and agrees that certain of the information received by it in connection with the transactions contemplated by this Note is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that such information has been furnished to the Holder for the sole purpose of enabling the Holder to consider and evaluate an investment in this Note. The Holder agrees that it will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in this Note, will not, directly or indirectly, trade or permit the Holder’s agents, representatives or affiliates to trade in any securities of the Company while in possession of such information and will not, directly or indirectly, disclose or permit the Holder’s agents, representatives or affiliates to disclose any of such information without the Company’s prior written consent. The Holder shall make its agents, affiliates and representatives aware of the confidential nature of the information contained herein and the terms of this section including the Holder’s agreement to not disclose such information, to not trade in the Company’s securities while in the possession of such information and to be responsible for any disclosure or other improper use of such information by such agents, affiliates or representatives. Likewise, without the Company’s prior written consent, the Holder will not, directly or indirectly, make any statements, public announcements or other release or provision of information in any form to any trade publication, to the press or to any other person or entity whose primary business is or includes the publication or dissemination of information related to the transactions contemplated by this Note.

(p)	No Legal Advice. The Holder acknowledges that it has had the opportunity to review this Note and the transactions contemplated by this Note with its own legal counsel and investment and tax advisors. The Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its affiliates, employees, representatives or agents for legal, tax, economic and related considerations or investment advice with respect to this investment, the transactions contemplated by this Note or the securities laws of any jurisdiction.

(q)	No Group Participation. The Holder and its affiliates are not a member of any group, nor is any Holder acting in concert with any other person, including any other Holder, with respect to its acquisition of this Note (and the Conversion Shares).

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Article V.

Section 5.1 Notice. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:	Purebase Corporation 8631 Highway 124 P.O. Box 757 lone, California 95640 Attention: A. Scott Dockter, CEO Telephone: (888) 791-9474
With a copy to:	The Crone Law Group, P.C. 500 Fifth Avenue, Suite 938 New York, New York 10110 Attn: Eric Mendelson, Esq. Telephone: (917) 398-5082
If to the Holder:	US Mine, LLC 8625 Highway 124 P.O. Box 580 lone, California 95640 Attn: John Bremer, Member Telephone: _______________

Section 5.2 Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 5.3 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 5.4 Entire Agreement and Amendments. This Note together with the Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the Company and the Holder.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

PUREBASE CORPORATION

By:	/s/ A. Scott Dockter
Name:	A. Scott Dockter
Title:	Chief Executive Officer

US MINE, LLC

By:	/s/ John Bremer
Name:	John Bremer
Title:	Member

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

TO: Purebase Corporation

The undersigned hereby irrevocably elects to convert the unpaid principal amount and accrued interest amount indicated below of the Convertible Promissory Note due _______, 2031 (the “Note”) into Conversion Shares of Purebase Corporation, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Applicable Conversion Price (per Conversion Shares):	$

Principal amount of Note to be converted:	$

Principal amount of Note unconverted:	$

Interest amount to be converted	$

Number of Conversion Shares to be issued:

Issue the Conversion Shares in the following name and to the following address:

Issue to the following account of the Holder:

Authorized Signature:

Name:

Title:

Telephone Number: